Exhibit 99.1

420 Lexington Avenue	•	New York, NY 10170	•	(212) 869-3000	•	FAX (212) 869-3989

FOR IMMEDIATE RELEASE

CONTACT:	Stacy Slater
Senior Vice President - Corporate Communications
New Plan Excel Realty Trust, Inc.
212-869-3000
sslater@newplan.com

NEW PLAN EXCEL REALTY TRUST REPORTS FOURTH QUARTER AND YEAR-END 2006 RESULTS

NEW YORK, February 22, 2007 — New Plan Excel Realty Trust, Inc. (NYSE: NXL) today announced financial results for the three and twelve months ended December 31, 2006.

Total rental revenues for the fourth quarter of 2006 were $111.9 million as compared with $103.8 million in the fourth quarter of 2005.  Net income available to common stockholders was $23.5 million, or $0.22 per diluted share, in the fourth quarter of 2006 compared with $25.6 million, or $0.24 per diluted share, in the fourth quarter of 2005.  Funds from operations (“FFO”) for the fourth quarter of 2006 was $48.6 million, or $0.45 per diluted share, compared with $44.6 million, or $0.41 per diluted share, in the fourth quarter of 2005.  A reconciliation of net income to FFO is presented in the attached table.

Total rental revenues for the year ended December 31, 2006 were $440.3 million as compared with $462.3 million for the year ended December 31, 2005.  Net income available to common stockholders was $114.0 million, or $1.05 per diluted share, in 2006 as compared with $289.5 million, or $2.71 per diluted share, in 2005.  FFO for 2006 was $201.1 million, or $1.85 per diluted share, as compared with $187.7 million, or $1.76 per diluted share, in 2005. Net income available to common stockholders for 2005 includes a gain on sale of real estate of $1.75 per diluted share related to the Company’s sale of 69 community and neighborhood shopping centers to a joint venture for approximately $968 million during the third quarter of 2005.  In addition, net income available to common stockholders and FFO for 2005 include charges of $0.17 per diluted share related to the Company’s sale of the 69 assets during the third quarter of 2005 and the redemption, during the third quarter of 2005, of all $250.0 million of the Company’s previously outstanding 5.875 percent senior unsecured notes that were due June 15, 2007.

Portfolio Review

At the end of the fourth quarter, the gross leasable area (“GLA”) for the Company’s stabilized community and neighborhood shopping centers, including its pro rata share of unconsolidated joint venture properties, was approximately 93.6 percent leased.  The GLA for the Company’s total community and neighborhood shopping center portfolio, which includes redevelopment properties and the Company’s pro rata share of unconsolidated joint venture properties, was approximately 91.3 percent leased as of December 31, 2006.

During the fourth quarter, 175 new leases, aggregating approximately 933,500 square feet, were signed at an average annual base rent (“ABR”) of $11.86 per square foot and 219 renewal leases, aggregating approximately 1.2 million square feet, were signed at an average ABR of $9.26 per square foot.  The average increase in ABR on a cash-basis was 8.9 percent for new leases signed on comparable space and 7.5 percent for renewal leases. On a generally accepted accounting principles (“GAAP”)-basis, the average increase in ABR was 16.3 percent for new leases signed on comparable space and 14.5 percent for renewal leases. During 2006, the Company executed a total of 1,624 new and renewal leases aggregating approximately 8.6 million square feet, including 625 new leases, aggregating approximately 3.3 million square feet, which were signed at an average ABR of $11.26 per square foot and 999 renewal leases, aggregating approximately 5.4 million square feet, which were signed at an average ABR of $9.53 per square foot.  The average increase in ABR on a cash-basis was 12.7 percent for new leases signed on comparable space and 8.3 percent for renewal leases.

During the fourth quarter, the Company completed five redevelopment projects and added five projects to its redevelopment pipeline (including three Company outparcel development projects and one joint venture redevelopment project).  At December 31, 2006, the redevelopment pipeline was comprised of 46 redevelopment projects (including nine Company outparcel development projects and an aggregate of ten joint venture redevelopment and outparcel development projects), the aggregate cost of which (including costs incurred in prior years on these projects) is expected to be approximately $339.6 million.

Acquisitions and Dispositions

During the fourth quarter of 2006, the Company acquired, including through co-investments with its joint venture partners, six shopping centers; the remaining 90 percent interests in two shopping centers in which the Company owned the other 10 percent interests; five land parcels adjacent to shopping centers owned by the Company; and a leasehold interest for an aggregate of approximately $234.2 million.  The acquisitions totaled approximately 1.6 million square feet of GLA and approximately 43 acres.  During 2006, the Company acquired, including through co-investments with its joint venture partners, an aggregate of 19 shopping centers; the remaining 90 percent interests in two shopping centers in which the Company owned the other 10 percent interests; three buildings adjacent to shopping centers owned by the Company or one of its joint ventures; seven land parcels; and a leasehold interest for an aggregate of approximately $514.8 million.  The acquisitions totaled approximately 4.4 million square feet of GLA and approximately 102 acres.  Acquisitions completed during the fourth quarter are summarized below:

Company Portfolio (aggregate purchase price of approximately $107.0 million)

•                  On October 19, 2006, the Company acquired an approximately one acre land parcel located in Cincinnati, Ohio, immediately adjacent to Brentwood Plaza, a shopping center owned by the Company, for approximately $675,000.

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•                  On November 1, 2006, the Company purchased the remaining 90 percent interests in Ventura Downs and Odessa-Winwood Town Center, increasing the Company’s ownership interests in both properties to 100 percent.  The combined purchase price for the 100 percent interest in both properties was approximately $42.7 million.  Ventura Downs, a 98,191 square foot shopping center anchored by Publix Sabor and Walgreens, is located in Kissimmee, Florida and Odessa-Winwood Town Center, a 343,603 square foot shopping center anchored by Hastings, H.E.B., Office Depot, Ross Dress for Less and Target, is located in Odessa, Texas.

•                  On November 10, 2006, the Company entered into a long-term ground lease for the construction of a 52,000 square foot A&P Fresh Market located in Clark, New Jersey.   The Company will execute the final phases of development of the property.

•                  On November 16, 2006, the Company acquired an approximately one acre land parcel located in College Station, Texas, immediately adjacent to Culpepper Plaza, a shopping center owned by the Company and currently under redevelopment, for approximately $212,000.  The Company expects to utilize the land for the construction of a 68,725 square foot Kohl’s.

•                  On December 1, 2006, the Company acquired Fox Run Mall, a 97,086 square foot shopping center located in Glastonbury, Connecticut for approximately $17.5 million, including the issuance of approximately $4.8 million of limited partner units in a partnership controlled by the Company.  The property is currently under redevelopment, with a former Shaw’s Supermarket being converted into a 46,400 square foot Whole Foods Market.

•                  On December 5, 2006, the Company acquired an approximately five acre land parcel located in Rising Sun, Maryland, immediately adjacent to Rising Sun Towne Centre, a shopping center owned by the Company and currently under redevelopment, for approximately $712,500. The Company expects to utilize the land for the construction of a 73,000 square foot Martin’s Food.

•                  On December 12, 2006, the Company acquired an approximately ten acre land parcel located in Savannah, Georgia, near Victory Square, a shopping center owned by the Company and currently under redevelopment, for approximately $572,229. The Company expects to utilize the land in conjunction with the construction of a 126,000 square foot Target.

•                  On December 21, 2006, the Company acquired Memphis Commons, a 336,638 square foot shopping center located in Memphis, Tennessee and anchored by Circuit City, Home Depot (non-owned), Linens ‘n Things, T.J. Maxx, Toys R Us (non-owned) and Value City, for approximately $42.0 million, including approximately $17.2 million of assumed mortgage indebtedness.

•                  On December 22, 2006, the Company acquired an approximately 27 acre land parcel located in Wabash, Indiana, immediately adjacent to Wabash Crossing, a shopping center owned by the Company and currently under redevelopment, for approximately $2.6 million.  Approximately 23 acres of such land was simultaneously sold to Wal-Mart Stores for approximately $2.3 million.

Galileo America LLC (aggregate purchase price of approximately $39.5 million)

•                  On October 20, 2006, Galileo America LLC, a joint venture in which the Company holds a 5 percent interest, acquired Conyers Plaza, a 171,478 square foot shopping center located in Conyers, Georgia and anchored by Goody’s, Home Depot (non-owned), PetSmart, Shoder Furniture and Wal-Mart Supercenter (non-owned), for approximately $24.3 million, including approximately $7.1 million of assumed mortgage indebtedness.

•                  On December 1, 2006, Galileo America LLC acquired Greatwoods Marketplace, a 117,827 square foot shopping center located in Norton, Massachusetts and anchored by Roche Bros, for approximately $15.2 million.

NP/I&G Institutional Retail Company II, LLC (purchase price of approximately $29.5 million)

•                  On November 3, 2006, NP/I&G Institutional Retail Company II, LLC, a joint venture with JPMorgan Investment Management in which the Company holds a 20 percent interest, acquired Wakefield Commons, a 160,949 square foot shopping center located in Raleigh, North Carolina and anchored by Kroger and Marquee Cinemas, for approximately $29.5 million.

NP/SSP Baybrook, LLC (purchase price of approximately $58.3 million)

•                  On December 22, 2006, NP/SSP Baybrook, LLC, a newly-formed single purpose joint venture with JPMorgan Investment Management, in which the Company holds a 20 percent interest, acquired Baybrook Gateway, a 236,854 square foot shopping center located in Webster, Texas and anchored by Barnes & Noble, CompUSA and Old Navy, for approximately $58.3 million.

During the fourth quarter of 2006, the Company generated an aggregate of approximately $78.6 million of proceeds through the culling of non-core and non-strategic properties and the disposition of certain properties held through joint ventures.  Properties sold during the quarter include: a portfolio of 15 community and neighborhood shopping centers aggregating approximately 1.7 million square feet; a 32,000 square foot vacant building and approximately five acres of land at Laurel Mall in Connellsville, Pennsylvania; a 3,384 square foot Pizza Hut located in Harrisonburg, Virginia; Taylorsville, an approximately six acre land parcel located in Salt Lake City, Utah; approximately one acre of land at D & F Plaza in Dunkirk, New York; approximately 23 acres of land at Wabash Crossing in Wabash, Indiana (see above acquisition disclosure); approximately one acre of land at Paradise Pavilion in West Bend, Wisconsin; Ventura Downs, a 98,191 square foot shopping center located in Kissimmee, Florida and sold by CA New Plan Venture Fund, LLC, a joint venture in which the Company holds a 10 percent interest, to the Company; and Odessa-Winwood Town Center, a 343,603 square foot shopping center located in Odessa, Texas and sold by CA New Plan Venture Direct Investment Fund, LLC, a joint venture in which the Company holds a 10 percent interest, to the Company.  During 2006, the Company generated an aggregate of approximately $129.7 million of proceeds through the culling of non-core and non-strategic properties, including 27 wholly-owned shopping centers, and the disposition of certain properties held through joint ventures.

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Balance Sheet Position

As of December 31, 2006, the Company had total book assets of approximately $3.5 billion and a total debt / undepreciated book value ratio of 46.3 percent.  The Company’s debt for the three months ended December 31, 2006 had an overall weighted average current interest rate of 5.9 percent and a weighted average maturity of 5.6 years.  Approximately 86 percent of the Company’s total debt is fixed rate debt, including the impact of the Company’s interest rate swaps.
Dividend

For the first quarter of 2007, the Company’s Board of Directors declared a cash dividend of $0.3125 per common share (CUSIP #648053106).  On an annualized basis, this is the equivalent of $1.25 per share.  The dividend is payable on April 16, 2007 to common stockholders of record on April 3, 2007.  The Company’s shares go ex-dividend on March 30, 2007.  The Board of Directors also declared a dividend of $0.975 per depositary share on its 7.8 percent Series D Cumulative Voting Step-Up Premium Rate Preferred Stock (CUSIP #648053700) to stockholders of record on April 3, 2007, payable on April 16, 2007.  In addition, the Board of Directors declared a dividend of $0.47656 per depositary share on its 7.625 percent Series E Cumulative Redeemable Preferred Stock (CUSIP #6480538090) to stockholders of record on April 3, 2007, payable on April 16, 2007.

 Management Comment

“During 2006, we successfully executed on our objectives of enhancing the quality of our portfolio through capital recycling; creating value through redevelopment and new development; expanding our Retailer Services opportunities; and maintaining disciplined capital allocation.  We look forward to the year to come,” commented Glenn J. Rufrano, Chief Executive Officer.

Conference Call

The Company will be hosting a teleconference on Thursday, February 22, 2007 at 2:00 PM ET.  The teleconference can be accessed by dialing 1-800-510-0146 (International: 1-617-614-3449) or via the web at www.newplan.com under Investor Information; Audio Archives. Please refer to passcode #24069913.  A replay of the teleconference will be available through midnight ET on March 1, 2007 by dialing 1-888-286-8010 (International: 1-617-801-6888) or via the web at www.newplan.com under Investor Information; Audio Archives.  Please refer to passcode #33947832.

The Company’s Supplemental Disclosure package will be furnished today on a Current Report on Form 8-K and will also be available on the Company’s website at www.newplan.com under Investor Information; Financial Reports.  These materials are also available in e-mail or hard copy formats by contacting New Plan Corporate Communications at corporatecommunications@newplan.com or 1-800-468-7526.

Annual Meeting of Shareholders

The Company’s Board of Directors has scheduled the 2007 Annual Meeting of Shareholders for Wednesday, May 9, 2007 at 9:00 AM ET.  The meeting will be held at the Harvard Club of New York City, Biddle Room, 35 West 44th Street, New York, NY 10036.  The record date for determination of shareholders entitled to vote is March 1, 2007.

New Plan is one of the nation’s largest real estate companies, focusing on the ownership, management and development of community and neighborhood shopping centers.  The Company operates as a self-administered and self-managed REIT, with a national portfolio of 467 properties, including 177 properties held through joint ventures, and total assets of approximately $3.5 billion.  The properties are strategically located across 38 states and include 453 community and neighborhood shopping centers, primarily grocery or name-brand discount chain anchored, with approximately 67.6 million square feet of GLA, and 14 related retail real estate assets, with approximately 658,000 square feet of GLA.  For additional information, please visit www.newplan.com.

Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national or local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; financing risks; possible future downgrades in our credit ratings; property ownership / management risks; the level and volatility of interest rates and changes in capitalization rates with respect to the acquisition and disposition of properties; financial stability of tenants; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition, disposition, development and joint venture risks, including risks that developments and redevelopments are not completed on time or on budget; governmental approvals, actions and initiatives; potential environmental and other liabilities; and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, which discuss these and other factors that could adversely affect the Company’s results.

—financial tables follow—

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts and footnotes)

	Three Months Ended		Twelve Months Ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Rental Revenues:
Rental income	$85,769	$79,588	$334,349	$358,869
Percentage rents	455	919	4,903	5,811
Expense reimbursements	25,700	23,305	101,063	97,656
TOTAL RENTAL REVENUES	111,924	103,812	440,315	462,336

Rental Operating Expenses:
Operating costs	18,458	17,670	72,672	75,511
Real estate taxes	16,004	16,175	59,564	64,414
Provision for doubtful accounts	1,912	2,215	7,922	11,167
TOTAL RENTAL OPERATING EXPENSES	36,374	36,060	140,158	151,092

NET OPERATING INCOME (1)	75,550	67,752	300,157	311,244

Other Income:
Fee income (2)	5,175	4,804	16,660	10,957
Interest, dividend and other income	1,452	650	4,016	4,219
Equity in income of unconsolidated ventures (2)	1,374	2,160	5,143	4,045
TOTAL OTHER INCOME	8,001	7,614	25,819	19,221

Other Expenses:
Interest expense	25,046	22,980	94,202	118,043
Depreciation and amortization	23,277	19,558	88,905	89,973
General and administrative	7,623	7,780	28,674	26,361
TOTAL OTHER EXPENSES	55,946	50,318	211,781	234,377

Income before real estate sales, impairment of real estate and minority interest	27,605	25,048	114,195	96,088
Gain (loss) on sale of real estate (3)	1	(34)	1	186,908
Impairment of real estate	—	—	—	(859)
Minority interest in income of consolidated partnership and joint ventures	(184)	(178)	(745)	(5,953)
INCOME FROM CONTINUING OPERATIONS	27,422	24,836	113,451	276,184

Discontinued Operations:
Results of discontinued operations	1,762	2,948	8,025	12,353
Gain on sale of discontinued operations (4) (5)	275	3,111	14,648	17,787
Impairment of real estate held for sale	(602)	—	(907)	—
INCOME FROM DISCONTINUED OPERATIONS	1,435	6,059	21,766	30,140

NET INCOME	$28,857	$30,895	$135,217	$306,324

Preferred dividends	(5,499)	(5,480)	(21,966)	(21,888)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS — BASIC	23,358	25,415	113,251	284,436
Minority interest in income of consolidated partnership	184	178	745	5,070
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS — DILUTED	$23,542	$25,593	$113,996	$289,506

Net income per common share — basic	$0.23	$0.24	$1.09	$2.75
Net income per common share — diluted	0.22	0.24	1.05	2.71

Funds from operations: (6)
Net income available to common stockholders — diluted	$23,542	$25,593	$113,996	$289,506
Deduct:
Minority interest in income of consolidated partnership, excluding gain allocation	(184)	(178)	(745)	(714)
Net income available to common stockholders — basic	23,358	25,415	113,251	288,792
Add:
Depreciation and amortization:
Continuing operations real estate assets	22,412	19,557	85,470	88,412
Discontinued operations real estate assets	527	1,193	3,155	5,164
Pro rata share of joint venture real estate assets	2,196	1,592	10,355	3,732
Deduct:
(Gain) loss on sale of real estate (7)	(1)	34	(1)	(186,908)
Gain on sale of discontinued operations (4) (7)	(112)	(3,024)	(11,801)	(11,818)
Pro rata share of joint venture gain on sale of real estate (7) (8)	—	(366)	(78)	(406)
FUNDS FROM OPERATIONS — BASIC	48,380	44,401	200,351	186,968
Add:
Minority interest in income of consolidated partnership, excluding gain allocation	184	178	745	714
FUNDS FROM OPERATIONS — DILUTED	$48,564	$44,579	$201,096	$187,682

Funds from operations per share — basic	$0.47	$0.43	$1.92	$1.81
Funds from operations per share — diluted	0.45	0.41	1.85	1.76

Funds from operations — diluted	$48,564	$44,579	$201,096	$187,682
Add:
Impairment of real estate	—	—	—	859
Impairment of real estate held for sale	602	—	907	—
FUNDS FROM OPERATIONS — DILUTED (prior calculation)	$49,166	$44,579	$202,003	$188,541

Funds from operations per share — diluted (prior calculation)	$0.45	$0.41	$1.86	$1.76

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NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts and footnotes)

	Three Months Ended		Twelve Months Ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005

Weighted average common shares outstanding — basic	103,159	104,094	104,102	103,393
ERP partnership units	2,934	2,683	2,922	2,337
Options and contingently issuable shares	1,865	1,015	1,616	1,003
Convertible debt	472	—	139	35
Restricted stock	46	50	35	66
Weighted average common shares outstanding — diluted	108,476	107,842	108,814	106,834

(1)             Net operating income (“NOI”) is provided here as a supplemental measure of operating performance.  NOI is defined as property revenues less property operating expenses, excluding depreciation and amortization and interest expense, and excludes NOI from properties classified as discontinued operations under Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.  The Company believes that this presentation of NOI is helpful to investors as a measure of its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance, such as depreciation and amortization and interest expense, which can make periodic and peer analyses of operating performance more difficult to compare.  NOI should not, however, be considered as an alternative to net income (calculated in accordance with generally accepted accounting principles (“GAAP”)) as an indicator of the Company’s financial performance.

(2)             For the three and twelve months ended December 31, 2006, the Company’s ownership interest in Fee income has been reclassified to Equity in income of unconsolidated ventures.

(3)             For the twelve months ended December 31, 2005, balance includes the gain on the sale of 69 community and neighborhood shopping centers to a joint venture during the third quarter of 2005, as described in the Company’s Supplemental Disclosure for the quarter ended September 30, 2005.

(4)             For the twelve months ended December 31, 2005, balance includes approximately $3.314 million, which represents the Company’s pro rata share of the gain on the sale of Rodney Village, a property previously owned by Benbrooke Ventures, a joint venture in which the Company previously had a 50 percent interest, and approximately $140,000 of final distributions from Benbrooke Ventures.

(5)             For the twelve months ended December 31, 2005, balance includes approximately $2.295 million, which represents the Company’s gain on the sale of its ownership interest in BPR West, L.P., a joint venture in which the Company previously held a 50 percent interest.

(6)             Funds from Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance.  The Company calculates FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”).  The White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures.

On October 1, 2003, the National Association of Real Estate Investment Trusts (“NAREIT”), based on discussions with the Securities and Exchange Commission (“SEC”), provided revised guidance regarding the calculation of FFO.  This revised guidance provides that impairments should not be added back to net income in calculating FFO and that original issuance costs associated with preferred stock that has been redeemed should be factored into the calculation of FFO.  Prior to this pronouncement, the Company had added back impairments in calculating FFO, in accordance with prior NAREIT guidance, and had not factored in original issuance costs of preferred stock that had been redeemed in the calculation of FFO.  The Company presents FFO in accordance with NAREIT’s revised guidance.  To assist investors in understanding the impact of these changes, the Company also is presenting FFO in accordance with the methodology historically used by the Company (“prior calculation”).

Given the nature of the Company’s business as a real estate owner and operator, the Company believes that FFO is helpful to investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property and depreciation and amortization on real estate assets, which can make periodic and peer analyses of operating performance more difficult to compare.  The Company also believes that the presentation of FFO consistent with the guidance that was in effect until October 1, 2003 is further helpful to investors because it assists investors in evaluating the Company’s historic operational performance and because it excludes other items included in the revised calculation of FFO such as impairments, which also do not relate to and are not indicative of the Company’s operating performance.  FFO should not, however, be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to meet the Company’s cash needs, including its ability to make distributions.  In addition, the Company’s computation of FFO may differ in certain respects from the methodology utilized by other REITs to calculate FFO and, therefore, may not be comparable to such other REITs.

(7)             Excludes gain / loss on sale of land.

(8)             The Company’s pro rata share of joint venture gain on sale of real estate has been adjusted to eliminate the Company’s pro rata share of the gain on sale of Ventura Downs and Odessa-Winwood Town Center, which properties were acquired from CA New Plan Venture Fund, LLC and CA New Plan Venture Direct Investment Fund, LLC, respectively.

The above does not purport to disclose all items required under GAAP.

The Company’s Form 10-K for the year ended December 31, 2006 should be read in conjunction with the above information.

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